SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2004

AKSYS, LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-28290	36-3890205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Marriott Drive, Lincolnshire, IL 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On January 14, 2004, Aksys issued a press release announcing that the Durus Life Sciences Master Fund agreed to pay the Company approximately $4.6 million in settlement of one count of a three count lawsuit filed by Aksys.  The press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated January 14, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 15, 2004.

AKSYS, LTD.

/s/ Lawrence D. Damron
Date: January 15, 2004	By:	Lawrence D. Damron
	Its:	Senior Vice President and CFO